UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INDEPENDENT BANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 24, 2014

Dear Fellow Shareholder:

Our records indicate that you have not yet voted your shares for our 2014 Annual Shareholders Meeting, which will be held at 10:00 a.m. on Thursday, May 15, 2014 at the Holiday Inn-Rockland-Boston South in Rockland, Massachusetts.

I urge you to save our company additional proxy solicitation costs by promptly voting the shares which you own via the internet, by calling our proxy solicitor, Georgeson Inc., toll-free at 800-248-7690 or by signing and returning your proxy form to us by mail.

Your vote is important, regardless of how many shares you own, so I urge you to cast it promptly.

Thank you for your assistance. If you have any questions, please call Georgeson Inc. at 800-248-7690.

Best regards,

Christopher Oddleifson
President and Chief Executive Officer
Independent Bank Corp.
Rockland Trust Company